IFA RESULTS OF SHAREHOLDERS MEETING (Unaudited)
Held December 1, 1999

Shares Outstanding on September 15, 1999 (record date)   1,302,921,461
Shares Voting on December 1, 1999                        973,113,821 (74.7%)

PROPOSAL 1:  ELECTION OF DIRECTORS

DIRECTOR                            VOTES FOR          PERCENT OF         VOTES              PERCENT OF
                                                       SHARES VOTING      WITHHELD           SHARES
                                                       FOR                                   WITHHELD

Robert A. Fox                       955,564,157        98%                17,549,664         2%
Roberta L. Hazard                   954,924,864        98                 18,188,956         2
Leonade D. Jones                    955,372,360        98                 17,741,461         2
John G. McDonald                    955,457,604        98                 17,656,217         2
Robert G. O'Donnell                 955,742,725        98                 17,371,096         2
James K. Peterson                   955,367,301        98                 17,746,520         2
James W. Ratzlaff                   955,443,593        98                 17,670,228         2
Henry E. Riggs                      955,759,447        98                 17,354,374         2
Walter P. Stern                     955,299,948        98                 17,813,873         2
Patricia K. Woolf                   955,291,088        98                 17,822,733         2

PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION AUTHORIZING THE BOARD TO CREATE NEW CLASSES AND SERIES OF CAPITAL STOCK

VOTES FOR          PERCENT OF         VOTES AGAINST      PERCENT OF         ABSTENTIONS        PERCENT OF
                   SHARES VOTING                         SHARES VOTING                         SHARES
                   FOR                                   AGAINST                               ABSTAINING

697,210,407        72%                28,882,495         3%                 36,695,341         4%


(Broker Non-Votes = 210,325,578)
PROPOSAL 3: AMENDMENT TO ARTICLES OF INCORPORATION REDUCING THE PAR VALUE PER SHARE OF CAPITAL STOCK

VOTES FOR          PERCENT OF         VOTES AGAINST      PERCENT OF         ABSTENTIONS        PERCENT OF
                   SHARES VOTING                         SHARES VOTING                         SHARES
                   FOR                                   AGAINST                               ABSTAINING

872,683,098        90%                51,083,260         5%                 49,347,463         5%


PROPOSAL 4: ELIMINATE OR REVISE CERTAIN OF THE FUND'S INVESTMENT RESTRICTIONS

                 VOTES FOR        PERCENT OF       VOTES            PERCENT OF       ABSTENTIONS      PERCENT OF
                                  SHARES           AGAINST          SHARES                            SHARES
                                  VOTING FOR                        VOTING                            ABSTAINING
                                                                    AGAINST

4A.              666,724,857      69%              46,892,823       5%               49,170,563       5%
Borrowing
(Broker Non-Votes = 210,325,578)


4B.              671,237,969      69%              43,627,904       4%               47,922,369       5%
Investments
in Real
Estate/
Mineral
Leases
(Broker Non-Votes = 210,325,578)


4C.              664,675,272      68%              47,955,595       5%               50,157,376       5%
Lending
Activities
(Broker Non-Votes = 210,325,578)


4D.              660,229,534      68%              49,487,346       5%               53,071,363       5%
Unseasoned
Issuers
(Broker Non-Votes = 210,325,578)


4E.              676,130,737      69%              35,936,045       4%               50,721,461       5%
Purchasing
Securities
of Other
Investment
Companies
(Broker Non-Votes = 210,325,578)


PROPOSAL 5: RATIFICATION OF AUDITORS

VOTES FOR          PERCENT OF         VOTES AGAINST      PERCENT OF         ABSTENTIONS        PERCENT OF
                   SHARES VOTING                         SHARES VOTING                         SHARES
                   FOR                                   AGAINST                               ABSTAINING

931,227,813        96%                8,648,707          1%                 33,237,301         3%
